Exhibit 10.3

AMENDED AND RESTATED MST INTERMEDIARY MANAGER AGREEMENT

June 9, 2026

Nuveen Securities, LLC

333 W. Wacker Dr.

Chicago, IL 60606

This Amended and Restated MST Intermediary Manager Agreement (this “Agreement”) is entered into by and between Nuveen Farmland REIT, a Maryland statutory trust (the “Company”) and Nuveen Securities, LLC (the “Intermediary Manager”).

The Company is conducting a private offering of its common shares in reliance on an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, and the rules thereunder (the “Securities Act”) pursuant to the terms of a private placement memorandum (together with any supplement thereto, the “Memorandum”) to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act). The Company is offering on a continuous basis up to $3,000,000,000 of any combination of Type A-I common shares (“Type A-I shares”), Type A-II common shares (the “Type A-II shares”), Type I common shares (“Type I shares”), Type S common shares (“Type S shares”), Type S-I common shares (“Type S-I shares”), Type S-II common shares (“Type S-II shares), and Type D common shares (“Type D shares”).

Initially, the Company is offering to suitable investors (“Anchors”) a combination of its Type A-I shares and Type A-II shares. The Company is expected to issue Type A-I shares to investors who, when aggregated with other investors introduced through a common intermediary have invested at least $150 million, and Type A-II shares to investors who, when aggregated with other investors introduced through a common intermediary have invested at least $50 million but less than $150 million.

The Initial Closing will occur in the sole discretion of the Company, but is not expected to occur until it receives subscriptions for at least $125 million or such lower amount as the Company may determine of Type A-I and/or Type A-II shares or prior to the time the Registration Statement (defined below) has become effective.

The Company expects to file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form 10 (the “Registration Statement”) for the registration of its common shares under the U.S. Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”). Once the Registration Statement becomes effective, it will become obligated to file annual, quarterly and current reports and other documents with the SEC.

The Company does not currently intend to register any common shares under the Securities Act. The common shares of the Company will not be listed for trading on a stock exchange or other securities market.

Following the Initial Closing, the Company intends to continue the offering of any combination of Type A-1, Type A-II, Type I, Type S, Type S-I, Type S-II and Type D shares. The differences between the types of shares and the eligibility requirements for each type are described in detail in the Memorandum. The shares are to be offered and sold as described under the caption “Plan of Distribution” in the Memorandum. Except as otherwise agreed by the Company and the Intermediary Manager, shares sold through the Intermediary Manager are to be sold through (a) the participating broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Intermediary Manager has entered into or will enter into a participating dealer agreement related to the distribution of shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Participating Dealer Agreement”), (b) certain investment advisors (each a “Selected RIA” and collectively, the “Selected RIAs”), and (c) other qualified financial institutions (each a “Selected Institution” and, collectively with the Dealers and Selected RIAs, the “Offering Participants”) with whom the Intermediary Manager has entered into an appropriate agreement regarding the distribution of shares in a form agreed to by the Company (each a “Selected Institution Agreement”), at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the type of shares being purchased (as calculated in accordance with the procedures described in the Memorandum), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per share since the end of the prior month, plus in either case any applicable selling commissions, subject in certain circumstances to reductions thereof as described in the Memorandum. For shareholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the type of shares that each shareholder owns will be automatically invested in additional shares of the same type. The DRIP shares are to be issued and sold to shareholders of the Company at a purchase price equal to the transaction price of the applicable type of shares on the date that the distribution is payable.

Terms not defined herein shall have the same meaning as in the Memorandum. Now, therefore, the Company hereby agrees with the Intermediary Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Intermediary Manager and each Offering Participant that:

a. The Memorandum has been prepared by the Company in accordance with applicable requirements of the Securities Act. Copies of the Memorandum and each amendment thereto have been or will be delivered to the Intermediary Manager.

b. The Company has been duly and validly organized and formed as a statutory trust under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Memorandum.

c. As of the effective date the Memorandum complied or will comply in all material respects with the Securities Act. The Memorandum, as of the effective date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Memorandum as are primarily within the knowledge of the Intermediary Manager or any of the Offering Participants and are based upon information furnished by the Intermediary Manager in writing to the Company specifically for inclusion therein.

d. The Company will apply the proceeds received from the sale of the shares as set forth in the Memorandum.

e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the shares, except such as may be required under the Securities Act, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f. Unless otherwise described in the Memorandum, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed or declaration of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i. At the time of the issuance of the shares, the shares will have been duly authorized and, when issued and sold as contemplated by the Memorandum and the Company’s Declaration of Trust, as amended and supplemented, and upon payment therefor as provided by the Memorandum and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Memorandum.

j. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect. Except as otherwise disclosed in the Memorandum, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder or equity holder of such Subsidiary. The only direct Subsidiaries of the Company as of the date of the Memorandum or the most recent amendment to the Memorandum, as applicable, are the Subsidiaries described in the Memorandum or such amendment to the Memorandum.

k. Except as otherwise disclosed in the Memorandum, the Company owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by the Company, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a material adverse effect.

l. The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

m. The financial statements of the Company included in the Memorandum present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

n. The Company is currently a “banking entity” as defined under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing regulations, and will comply in all material respects with the requirements of a banking entity thereunder for so long as such compliance is required.

o. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

p. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach- Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

q. Any and all printed sales literature or other materials which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Intermediary Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Memorandum, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Memorandum, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Intermediary Manager thereof.

r. Except as otherwise disclosed in the Memorandum, the Company and its Subsidiaries have good and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties described in the Memorandum as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Memorandum, subject in each case to material matters of record, material matters of law, material matters that could be revealed by a survey and physical inspection of the property, and rights of parties in possession.

s. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer or other officer of the Company participating in the offering, any beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”) except for a Disqualifying Event contemplated by Rule 506(d)(2) or (d)(3). The Company has exercised, and during the term of the offering will continue to exercise, reasonable care to determine whether any Company Covered Person, any Intermediary Manager Covered Person (as defined below) and any Dealer Covered Person (as defined in the Offering Participant agreement) is subject to a Disqualifying Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Memorandum that will contain any such required disclosure and will, at no expense to the Intermediary Manager (unless the Intermediary Manager’s Disqualifying Event is the sole reason for the required amended or supplemented Memorandum, in which case the Intermediary Manager shall bear the cost of preparation and distribution of such amended or supplemented Memorandum), promptly furnish the Intermediary Manager with such number of printed copies of such amended or supplemented Memorandum containing any such required disclosure, including any exhibits thereto, as the Intermediary Manager may reasonably request.

2. Covenants of the Company. The Company covenants and agrees with the Intermediary Manager that:

a. It will, at no expense to the Intermediary Manager, furnish the Intermediary Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Intermediary Manager may reasonably request. It will similarly furnish to the Intermediary Manager and others designated by the Intermediary Manager as many copies of the following documents as the Intermediary Manager may reasonably request: (a) the Memorandum and all amendments, supplements and exhibits thereto; (b) this Agreement; and (c) any other Authorized Sales Materials.

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the shares for offer and sale under the securities laws of such jurisdictions as the Intermediary Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Intermediary Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c. It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Memorandum to the Intermediary Manager; (c) file every amendment or supplement to the Registration Statement or the Memorandum that may be required by the SEC; (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Intermediary Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order; and (e) it will notify the Intermediary Manager in writing, promptly upon the occurrence of (i) any Disqualifying Event relating to any Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to any Company Covered Person.

d. If at any time when a Memorandum is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Intermediary Manager, the Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Intermediary Manager thereof (unless the information shall have been received from the Intermediary Manager) and will effect the preparation of an amended or supplemental Memorandum which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Memorandum or Memorandum as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e. It will not conduct the offering or offer or sell any of the shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

3. Obligations and Compensation of Intermediary Manager.

a. The Company hereby appoints the Intermediary Manager as its agent and principal distributor to offer, and to engage Offering Participants to offer, on a “best efforts” basis, the shares in the offering on the terms and conditions set forth in the Memoranda. The Intermediary Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the shares primarily through the Offering Participants on said terms and conditions set forth in the Memorandum with respect to the offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time. The Intermediary Manager represents to the Company that:

i. it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement;

ii. with respect to the Intermediary Manager’s participation and the participation by each Offering Participant, comply, and in its Offering Participant agreements will require each Offering Participant to comply, in all material respects, with all applicable requirements of the Securities Act, the Exchange Act, applicable state securities or “blue sky” laws and regulations, and (iii) the rules of FINRA applicable to the Offering;

iii. it will cause the Offering Participant agreements to require that each Offering Participant (i) conduct all offering and solicitation efforts in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act pursuant to Rule 506(b) of Regulation D, as set forth in the Memorandum, and applicable state securities laws and regulations, (ii) not offer or sell shares by any means otherwise inconsistent with this Agreement or the Memorandum, and (iii) not engage in any general advertising or general solicitation activities in connection with the sale of shares;

iv. it will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement, in light of the circumstances under which it was made, not misleading;

v. during the course of the offering and prior to the sale of shares, the Intermediary Manager or its designee will provide, or will cause each Offering Participant to provide, each offeree with a copy of the Memorandum;

vi. if the Intermediary Manager has been provided with a supplement or amendment to the Memorandum, the Intermediary Manager will promptly distribute such supplement or amendment to persons who previously received a copy of the Memorandum from it and who it believes continue to be interested in participating in the offering and will include such supplement or amendment in all deliveries of the Memorandum after receipt of any such supplement or amendment;

vii. it will not make any oral or written representations on behalf of the Company other than those contained in the Memorandum unless the making of such representations has been approved by the Company in writing; and

viii. it will furnish, or cause to be furnished, to the Company upon request a complete list of all persons and entities who have received a Memorandum and such parties’ addresses.

b. The Intermediary Manager shall abide by and comply with (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

c. Promptly after the initial effective date of the Memorandum, the Intermediary Manager and the Offering Participants shall commence the offering of the shares in the offering in jurisdictions in which the shares are registered or qualified for sale or in which the offering is otherwise permitted. The Intermediary Manager and the Offering Participants will immediately suspend or terminate offering of the shares upon request of the Company at any time and will resume offering the shares upon subsequent request of the Company.

d. Subject to special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Memorandum, which may be amended, restated or supplemented from time to time, the Company will pay to the Intermediary Manager selling commissions in connection with sales of Type S shares, Type S-I shares, Type S-II shares, and Type D shares as described in Schedule 1 to this Agreement. The applicable selling commissions payable to the Intermediary Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Type S shares, Type S-I shares, Type S-II shares, and Type D shares and all or a portion of the selling commissions may be reallowed by the Intermediary Manager to the Dealers who sold the Type S shares or Type D shares giving rise to such selling commissions, as described more fully in the Participating Dealer Agreement entered into with each such Dealer.

e. Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended, restated or supplemented from time to time, subject to the limitations set forth in Section 3.f. below, the Company will pay to the Intermediary Manager a shareholder servicing fee with respect to sales of Type S, Type S-I, Type S-II, and Type D shares, as described in Schedule 1 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Intermediary Manager monthly in arrears. The Intermediary Manager may reallow all or a portion of the Servicing Fee to (a) any Dealers who sold the Type S, Type S-I, Type S-II or Type D shares giving rise to a portion of such Servicing Fee to the extent the Participating Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Participating Dealer Agreement related to such reallowance, or (b) the broker-dealer of record/custodian for any Selected RIA or Selected Institution whose clients purchased Type D shares (each a “servicing dealer”) giving rise to a portion of such Servicing Fee to the extent the agreement between or among the Intermediary Manager, the broker-dealer of record/custodian and/or the Selected RIA or Selected Institution, as applicable, provides for such a reallowance and such parties are in compliance with the terms of such agreement related to such reallowance; provided, however, that upon the date when the Intermediary Manager is notified that the Dealer who sold the Type S, Type S-I, Type S-II or Type D shares giving rise to a portion of the Servicing Fee or a servicing dealer with respect to Type D shares is no longer the broker-dealer of record with respect to such Type S, Type S-I, Type S-II or Type D shares or that the Dealer, Selected RIA, Selected Institution or servicing dealer no longer satisfies any or all of the conditions in its applicable agreement for the receipt of the Servicing Fee, then such Dealer or servicing dealer’s entitlement to the Servicing Fees related to such Type S, Type S-I, Type S-II and/or Type D shares, as applicable, shall cease, and such Dealer or servicing dealer shall not receive the Servicing Fee for any portion of the quarter in which it is not eligible on the last day of the quarter; provided, however, if there is a change in the broker-dealer of record with respect to the Type S, Type S-I, Type S-II or Type D shares, as applicable, made in connection with a change in the registration of record for the Type S, Type S-I, Type S-II or Type D shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer or servicing dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Type S, Type S-I, Type S-II and/or Type D shares, as applicable, for the portion of the quarter for which the Dealer or servicing dealer was the broker- dealer or custodian of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Type S, Type S-I, Type S-II and/or Type D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Intermediary Manager (“Servicing Agreement”), such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. Offering Participants are not entitled to any Servicing Fee with respect to Type A-I, Type A-II or Type I shares. The Intermediary Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Intermediary Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of doubt, the Intermediary Manager may waive the Servicing Fee to the extent Dealer or Servicing Dealer no longer provides services with respect to the shares.

f. The Intermediary Manager shall cease receiving the Servicing Fee with respect to any Type S share, Type S-I share, Type S-II share, or Type D share on the earlier to occur of the following: (a) a listing of Type I shares, or (b) the Company’s merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets (except for any such transaction taken in connection with an internal restructuring transaction (including our conversion into another type of legal entity) or a Conversion Event (as defined in the Memorandum)).

g. The terms of any reallowance of selling commissions and the Servicing Fee shall be set forth in the Offering Participant agreement or Servicing Agreement. The Company will not be liable or responsible to any Offering Participant or Servicing Dealer for direct payment of commissions, or any reallowance of the Servicing Fee to such Offering Participant or Servicing Dealer, as applicable, it being the sole and exclusive responsibility of the Intermediary Manager for payment of commissions or any reallowance of the Servicing Fee to Offering Participants and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Intermediary Manager by making direct payment of commissions or Servicing Fees to Offering Participants or Servicing Dealers on behalf of the Intermediary Manager without incurring any liability.

h. In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or Nuveen Farmland Advisors LLC (the “Advisor”) shall reimburse the Intermediary Manager for all items of underwriting compensation referenced in the Memorandum, to the extent the Memorandum indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

i. In addition to reimbursement as provided under Section 3.h., and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Intermediary Manager for reasonable bona fide due diligence expenses incurred by any Offering Participant as described in the Memorandum. The Intermediary Manager shall obtain from any Offering Participant and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

j. The Intermediary Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Memorandum and all other information furnished to the Company by the Intermediary Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

k. The Intermediary Manager and all Offering Participants, and all other broker-dealers effecting transactions in the shares on behalf of Offering Participants, will offer and sell the shares at the offering prices per share as determined in accordance with the Memorandum.

l. None of (i) the Intermediary Manager, (ii) any of the Intermediary Manager’s directors, executive officers, other officers participating in the offering, general partners or managing members, (iii) any of the directors, executive officers or other officers participating in the offering, or (iv) any other officers or employees of the Intermediary Manager or any general partner or managing member of the Intermediary Manager that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering (each, a “Intermediary Manager Covered Person” and, collectively, the “Intermediary Manager Covered Persons”), is subject to a Disqualifying Event, except for a Disqualifying Event (a) contemplated by Rule 506(d)(2) of the Securities Act and (b) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualifying Event occurring after the date hereof, prior to the date of any further offering of shares. The Intermediary Manager has exercised and will continue to exercise reasonable care in determining whether any Intermediary Manager Covered Person and any Dealer Covered Person (as defined in the Offering Participant agreement) is subject to a Disqualifying Event. The Intermediary Manager will promptly notify the Company in writing of (x) any Disqualifying Event relating to any Intermediary Manager Covered Person or any Dealer Covered Person not previously disclosed to the Company in accordance with this Section 3(l) and (y) any event that would, with the passage of time, become a Disqualifying Event relating to any such person.

4. Indemnification.

a. To the extent permitted by the Company’s Declaration of Trust, and subject to the limitations below, the Company will indemnify and hold harmless the Offering Participants and the Intermediary Manager, their officers and directors and each person, if any, who controls such Offering Participant or Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Memorandum or any amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Memorandum, any amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Intermediary Manager and each Indemnified Person of the Intermediary Manager for any legal or other expenses reasonably incurred by the Intermediary Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless the Intermediary Manager, any Offering Participant or any of their affiliates in certain circumstances. In particular, but without limitation, the Company may not indemnify or hold harmless the Intermediary Manager, any Offering Participant or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Intermediary Manager or (y) to the Company or the Intermediary Manager by or on behalf of any Offering Participant specifically for use in the Registration Statement, the Memorandum, or any amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Offering Participant or the Intermediary Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Memorandum (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the shares that are the subject thereof, if a copy of the Memorandum as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Memorandum as so amended or supplemented had been supplied to the Intermediary Manager or the Offering Participant prior to such acceptance.

b. The Intermediary Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Memorandum, any Preliminary Memorandum used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Memorandum, any Preliminary Memorandum used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Intermediary Manager specifically for use with reference to the Intermediary Manager in the preparation of the Registration Statement, the Memorandum, any Preliminary Memorandum used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Intermediary Manager in the offer and sale of the shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Intermediary Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Intermediary Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Intermediary Manager may otherwise have.

c. Each Offering Participant severally will indemnify and hold harmless the Company, the Intermediary Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Offering Participant Indemnified Persons”) from and against any Losses to which an Offering Participant Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Memorandum, any Preliminary Memorandum used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Memorandum, any Preliminary Memorandum used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Intermediary Manager by or on behalf of the Offering Participant specifically for use with reference to the Offering Participant in the preparation of the Registration Statement, the Memorandum, any Preliminary Memorandum used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Offering Participant or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the shares; or (e) any material violation of this Agreement or the Participating Dealer Agreement or other agreement entered into between the Intermediary Manager and, as applicable, the Offering Participant; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Offering Participant will reimburse each Offering Participant Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Offering Participant may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Offering Participant, or any person controlling any Offering Participant or by or on behalf of the Company, the Intermediary Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Intermediary Manager, (b) delivery of any shares and payment therefor, and (c) any termination of this Agreement. A successor of Offering Participant or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Intermediary Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Intermediary Manager or any Offering Participant or any person controlling the Intermediary Manager or any Offering Participant or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the shares.

b. The respective agreements of the Company and the Intermediary Manager set forth in Sections 3.d. through 3.i. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

7. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Intermediary Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Offering Participants to the extent set forth in Sections 1 and 4 hereof.

b. This Agreement may be amended by the written agreement of the Intermediary Manager and the Company.

9. Term and Termination. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Intermediary Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Intermediary Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Intermediary Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Intermediary Manager under Section 4.b. herein, and (b) the Intermediary Manager shall promptly deliver to the Company all records and documents in its possession that relate to the offering other than as required by law to be retained by the Intermediary Manager. Intermediary Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the offering to a party designated by the Company.

10. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers and brokers of record for Selected RIAs and Selected Institutions who sell the shares all orders for purchase of shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Intermediary Manager.

11. Memorandum and Authorized Sales Materials. Intermediary Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the shares except as set forth in the Memorandum and any Authorized Sales Materials. The Intermediary Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Participating Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Memorandum as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Participating Dealer Agreement and Selected Institutions pursuant to the Selected Institution Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of shares to members of the public in such jurisdiction. Intermediary Manager, in its agreements with Offering Participants, will include requirements and obligations of the Offering Participants similar to those imposed upon the Intermediary Manager pursuant to this section.

12. Suitability of Investors. The Intermediary Manager will, and will cause the Offering Participant agreements to require each Offering Participant to, recommend shares only to a prospective investor whom the Intermediary Manager or Offering Participant, as applicable, has reasonable grounds to believe is an accredited investor (as defined in Regulation D) and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum. During the course of the offering, the Intermediary Manager will comply, and will cause the Offering Participant agreements to require each Offering Participant to comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, Regulation Best Interest, the provisions of Regulation D and, if applicable, FINRA Rule 2111. The Intermediary Manager will cause the Offering Participant agreements to require each Offering Participant to make, or cause to be made, inquiries as required by this Agreement, the Memorandum or applicable law of all prospective investors to ascertain whether a purchase of shares is suitable for the prospective investor and will only make offers and/or recommendations to purchase shares to persons in the jurisdictions in which it is advised in writing that the shares are qualified for sale or that such qualification is not required. The Intermediary Manager, in its agreements with Offering Participants, will require that the Offering Participants shall sell the shares only to those persons who are eligible to purchase such shares as described in the Memorandum and only through those Offering Participants who are authorized to sell such shares; for Type D shares and Type I shares in particular, the Intermediary Manager will require that the Dealers and other broker-dealers shall only sell to permissible persons and specified accounts as described in the Memorandum. The Intermediary Manager, in its agreements with the Offering Participants, shall require the Offering Participants to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the shares.

13. Submission of Orders. The Intermediary Manager will require in its agreements with each Offering Participant that each Offering Participant, respectively, comply with the submission of orders procedures set forth in such agreement. Although it is anticipated that the distribution process will be facilitated in large part through the Offering Participants, to the extent the Intermediary Manager is involved in the distribution process other than through an Offering Participant, the Intermediary Manager will comply with such submission of orders procedures, and will require each person desiring to purchase shares in the offering to complete and execute a subscription agreement in the form filed as an appendix to the Memorandum (a “Subscription Agreement”) and to deliver to the Intermediary Manager or as otherwise directed by the Intermediary Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Memorandum. Subscription Agreements and instruments of payment will be transmitted by the Intermediary Manager to the escrow agent described in the Memorandum and Subscription Agreement for the offering in which there is a minimum offering contingency described in the Memorandum (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Intermediary Manager. If the Intermediary Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Participating Dealer Agreement, the Intermediary Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:	Nuveen Securities, LLC
Attn: Jeffrey W. Hall
333 W. Wacker Dr. Chicago, IL 60606
Email: jeffrey.hall@nuveen.com Copy to: legaldepartment@nuveen.com

If to the Company:	Nuveen Farmland REIT
Attn: Michel Robinson
333 W. Wacker Dr. Chicago, IL 60606
Email: michael.robinson@nuveennc.com

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

NUVEEN FARMLAND REIT

By:	/s/ Martin Davies
Name: Martin Davies
Title: Senior Managing Director

Accepted and agreed to as of the date first above written:

NUVEEN SECURITIES, LLC

By:	/s/ Jeffrey W. Hall
Name: Jeffrey W. Hall
Title: Senior Managing Director

Schedule 1

Compensation

I. Selling Commissions

Subject to certain Dealers’ right to retain selling commissions as described in the Participating Dealer Agreement, the Company will pay to the Intermediary Manager selling commissions in the amount of (a) up to 3.5% of the transaction price per share of each sale of Type S shares, Type S-I shares and Type S-II shares, and (b) up to 1.5% of the transaction price per share of each sale of Type D shares. The Company will not pay to the Intermediary Manager any selling commissions in respect of the purchase of any Type A-I shares, Type A-II shares, Type I shares or DRIP shares.

II. Servicing Fee

The Company will pay to the Intermediary Manager a Servicing Fee with respect to outstanding Type S shares, Type S-I shares, Type S-II shares, and Type D shares sold in the offering pursuant to this Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Type S shares, Type S-I shares, and Type S-II shares sold in the offering pursuant to this Agreement and in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Type D shares sold in the offering pursuant to this Agreement or such other amount as described in the Participating Dealer Agreement, Registered Investment Advisor Agreement or Selected Institution Agreement that does not exceed the maximum amount of Servicing Fee as set forth in the Memorandum.

The Company will not pay the Intermediary Manager a Servicing Fee with respect to Type A-I shares, Type A-II shares, or Type I shares.

EXHIBIT A

FORM OF PARTICIPATING DEALER AGREEMENT

PARTICIPATING DEALER AGREEMENT

Ladies and Gentlemen:

Nuveen Securities, LLC, as the Intermediary Manager (the “Intermediary Manager”) for Nuveen Farmland REIT, a Maryland statutory trust (the “Company”), invites you (“Dealer”) to participate in the distribution of common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Stock”) subject to the following terms:

I. Intermediary Manager Agreement

The Intermediary Manager has entered into a MST Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with the Company dated May 21, 2026, attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Intermediary Manager Agreement.

As described in the Intermediary Manager Agreement, the Company has furnished a confidential private placement memorandum providing certain information in connection with the private offering of Common Stock, which consists of Type A-I shares, Type A-II shares, Type S, Type S-I, Type S-II, Type D and Type I shares of Common Stock (the “Shares”).

In this Agreement, unless explicitly stated otherwise, “the Memorandum” means, at any given time, the private placement memorandum as finally amended and revised at the date of closing. In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by the Memorandum and “Shares” means the Shares being offered in the Offering. In this Agreement, unless explicitly stated otherwise, any references to the Offering, the Shares or the Memorandum with respect to each other shall mean only those that are all related to the same Memorandum.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Intermediary Manager Agreement between the Company and the Intermediary Manager and will be entitled and subject to the indemnification provisions contained in the Intermediary Manager Agreement, including the provisions of Section 4 of the Intermediary Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Intermediary Manager and each officer and director thereof, and each person, if any, who controls the Company or the Intermediary Manager within the meaning of the Securities Act of 1933, as amended, and the rules thereunder (“Securities Act”).

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Memorandum. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Intermediary Manager or of the Company, and Dealer is not authorized to act for the Intermediary Manager or the Company or to make any representations on their behalf except as set forth in the Memorandum and in the Authorized Sales Materials.

II. Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Memorandum. Those persons who purchase Shares will be instructed by Dealer to make their instruments of payment payable to or for the benefit of “Nuveen Farmland REIT” Purchase orders which include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five (5) business days prior to the last business day of the month (unless waived by the Intermediary Manager) will be executed as of the first business day of the next month (based on the prior month’s transaction price).

If Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Dealer will transmit the Subscription Agreements in good order and instruments of payment by the end of the next business day following receipt by Dealer for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

Where, pursuant to Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by Dealer by the end of the next business day following receipt by Dealer to the office of Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III. Pricing

The purchase price for subscriptions of Shares will be as described in the Memorandum. Except as otherwise indicated in the Memorandum or in any letter or memorandum sent to Dealer by the Company or the Intermediary Manager, a minimum initial purchase of $100,000 in Type A-I Shares and Type A-II Shares, $2,500 in Type S, Type S-I, Type S-II or Type D Shares, or $1,000,000 in Type I Shares, is required, and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are nonassessable.

IV. Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V. Representations, Warranties and Covenants of Dealer

In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.

(ii) It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(v) It shall notify Intermediary Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.

(vi) Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Dealer receives prior written consent from Intermediary Manager.

(vii) Dealer acknowledges that the Intermediary Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Dealer.

(viii) Dealer represents that it is a broker-dealer and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and has policies and procedures to ensure compliance with FINRA Rule 2030 (“Rule 2030”) and is currently in compliance with Rule 2030. Moreover, Dealer represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Dealer, as well as any person with a similar status or function, (ii) any associated person of Dealer who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Dealer or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit Dealer from engaging in solicitation activities for compensation under Rule 2030 (a “Triggering Contribution”). Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate Rule 2030 while engaged hereunder. If Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of Rule 2030, it shall promptly provide written notice to the Intermediary Manager of the nature of the ban or violation.

(ix) Dealer represents that Dealer is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Dealer’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Dealer in connection with its sale of Shares will be charged in a manner consistent with the Memorandum and applicable law and FINRA rules.

(x) None of (i) Dealer, (ii) any of Dealer’s directors, executive officers, other officers participating in the Offering, general partners or managing members, (iii) any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member of Dealer, or (iv) any other officers or employees of Dealer or any such general partner or managing member of Dealer that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with an Offering (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to a Disqualifying Event, except for a Disqualifying Event (a) contemplated by Rule 506(d)(2) of the Securities Act and (b) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualifying Event occurring after the date hereof, prior to the date of any further offering of Shares. Dealer has exercised and will continue to exercise reasonable care in determining the identity of each person that is a Dealer Covered Person and whether any Dealer Covered Person is subject to a Disqualifying Event. Dealer will promptly notify the Company in writing of (x) any Disqualifying Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with Sections 3(l)(x) and 3(l)(y) of the Intermediary Manager Agreement, and (y) any event that would, with the passage of time, become a Disqualifying Event relating to any Dealer Covered Person.

(xi) Dealer further represents, warrants and covenants that neither Dealer, nor any person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Memorandum, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Securities and Exchange Commission (the “SEC”), any state securities commission, FINRA or the Company, and as described in Section IX below) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to Dealer, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of Nuveen Farmland Advisors LLC (the “Advisor”) or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. Dealer further represents, warrants and covenants that Dealer will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. In addition to complying with Regulation Best Interest and state fiduciary standards of care (if applicable), Dealer is required to provide retail investors a copy of its customer or client relationship summary, or Form CRS, that summarizes for the investor key information about Dealer.

(xii) Dealer represents and warrants that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain and safeguard Customer Information (as defined below) in accordance with: (i) the confidentiality and non-disclosure requirements of this Agreement; (ii) the Gramm-Leach-Bliley Act of 1999 (“GLBA”) (Public law 106-102, 113 stat. 1138) and its implementing regulations (e.g. SEC Regulation S-P and Federal Reserve Board Regulation P) as applicable and as they may be amended from time-to-time; and (iii) such other applicable federal and state privacy, confidentiality, consumer protection, advertising, electronic mail, and data security laws and regulations, whether in effect now or in the future. “Customer Information” shall mean all disclosed data information, however collected or received, pertaining to or identifiable to Dealer’s customer(s) or prospective customers, including, without limitation, name, address, e-mail address, TIN or social security number, account numbers, personal financial information, demographic or securities transactions data, or any other identification data.

(xiii) Dealer represents and warrants that it will appropriate administrative, technical, and physical safeguards reasonably designed to protect the security and confidentiality of Customer Information and protect against unauthorized access to or use of Customer Information. Dealer will report to Intermediary Manager promptly any and all breaches of security or unauthorized access to customers that are invested in the Company including if it detects or becomes aware of and which affect the security of Customer Information. The parties will promptly address incidents of unauthorized access to or loss of Customer Information and will notify the other Parties of any material data breach affecting the services provided under this Agreement. Parties will comply with applicable privacy laws with respect to any data breach, and responsible party responsible for the data breach will be responsible for all costs and expenses associated with corrective actions, reporting and otherwise relating thereto.

VI. Right to Reject Orders or Cancel Sales

All subscriptions, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company or its agent, which reserves the right to reject any subscription for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company or its agent is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

In the event that the Intermediary Manager has reallowed any selling commission to Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, Dealer shall pay the amount specified to the Intermediary Manager within ten (10) days following mailing of notice to Dealer by the Intermediary Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, Dealer agrees to return to the subscriber any selling commission theretofore retained by Dealer with respect to such order within three (3) days following mailing of notice to Dealer by the Intermediary Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Dealer fails to pay any such amounts, the Intermediary Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Intermediary Manager may have in connection with such failure).

VII. Memorandum and Authorized Sales Materials; Compliance with Laws

Dealer shall (i) conduct all offering and solicitation efforts in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act pursuant to Rule 506(b) of Regulation D and applicable state securities laws and regulations, as set forth in the Memorandum, (ii) not offer or sell any Shares by any means otherwise inconsistent with this Agreement or the Memorandum, and (iii) not engage in any general advertising or general solicitation activities in connection with the sale of Shares. Dealer is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Memorandum, as supplemented, and any Authorized Sales Materials. The Intermediary Manager will supply Dealer with reasonable quantities of the Memorandum, any supplements thereto and any amended Memorandum, as well as any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Memorandum and all supplements thereto and any amended Memorandum to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor, Dealer agrees that it will not send or give any supplement to the Memorandum or any Authorized Sales Materials to an investor unless it has previously sent or given a Memorandum and all previous supplements thereto and any amended Memorandum to that investor or has simultaneously sent or given a Memorandum and all previous supplements thereto and any amended Memorandum with such supplement to the Memorandum or Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Intermediary Manager and marked “broker-dealer use only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Intermediary Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Intermediary Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Intermediary Manager or the Company in writing.

On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including Regulation Best Interest, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the GLBA, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act of 1970, as amended (the “BSA”), the USA Patriot Act, and regulations administered by U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and (d) this Agreement and the Memorandum as amended and supplemented.

Dealer currently has in place and effect and shall maintain in place and full force and effect during the term of this Agreement, insurance coverage in amounts and upon terms as are customary and appropriate for a party engaged in Dealer’s business and performing its obligations under this Agreement, including any and all minimum or mandated insurance coverage required by applicable law.

VIII. License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Intermediary Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares. This Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA.

Dealer agrees to notify the Intermediary Manager immediately if Dealer ceases to be a member in good standing of FINRA.

IX. Limitation of Offer; Suitability

Dealer shall recommend Shares only to a prospective investor whom Dealer has reasonable grounds to believe is an Accredited Investor (as defined in Regulation D) and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum. For any Offering exempt from registration requirements under the Securities Act pursuant to Rule 506(b) of Regulation D, Dealer shall only make offers to investors with whom Dealer has a substantial preexisting relationship as of the date of this Agreement. During the course of the Offering, Dealer shall comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D. Dealer shall make, or cause to be made, inquiries as required by this Agreement, the Memorandum or applicable law, of all prospective investors to ascertain whether a purchase of Shares is suitable for the prospective investor. In offering Shares, Dealer will comply with the provisions of Regulation Best Interest, the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. Dealer will sell Type A-I Shares, Type A-II Shares, Type S Shares, Type S-I Shares, Type S-II Shares, Type D Shares and Type I Shares only to the extent approved by the Intermediary Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Type D Shares and Type I Shares pursuant to this Agreement, sell such Shares only to those persons who are eligible to purchase Type D Shares and Type I Shares as described in the Memorandum. Nothing contained in this Participating Dealer Agreement shall be construed to impose upon the Company or the Intermediary Manager the responsibility of assuring that prospective investors meet the suitability standards or Accredited Investor status in accordance with the terms and provisions of the Memorandum. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement. Dealer agrees to comply with the record-keeping requirements imposed by federal and state securities laws and the rules and regulations thereunder and the applicable rules of FINRA, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. Dealer further agrees to make the Suitability Records available to the Intermediary Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X. Disclosure Review; Confidentiality of Information

Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating the Shares. In making this determination, Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Intermediary Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that (i) Dealer and Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of Dealer that are conducting a due diligence inquiry on behalf of Dealer and (ii) persons or committees, as the case may be, responsible for determining whether Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Intermediary Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Intermediary Manager, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Intermediary Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Intermediary Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Dealer’s due diligence inquiry. Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of Dealer’s confidentiality obligation. Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Intermediary Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self- regulatory organization (including the SEC or FINRA), provided that Dealer shall notify the Intermediary Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XI. Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Intermediary Manager that Dealer has established and implemented an anti-money laundering compliance program and customer identification program (collectively, an “AML Program”) in accordance with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations, the SEC and the BSA, including federal and state securities laws, applicable rules of FINRA (collectively, the “AML Rules”). In addition, Dealer represents that it has established and implemented a program for compliance with all regulations and programs administered by OFAC (“OFAC Program”) and shall continue to maintain its AML and OFAC Programs consistent with AML Rules and OFAC requirements and it will update its AML Program as necessary to implement changes in applicable law and guidance during the term of this Agreement.

In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including OFAC’s list of Specially Designated Nationals and Blocked Persons, and, as required, to provide the Financial Crimes Enforcement Network (“FinCEN”) with information regarding: (A) the identity of a specified individual or organization; (B) an account number; (C) all identifying information provided by the account holder; and (D) the date and type of transaction, upon request. Additionally, Dealer will manually monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer acknowledges that for the purposes of FINRA rules, the investors who purchase Shares through Dealer are “customers” of Dealer and not the Intermediary Manager. Dealer agrees and acknowledges that the Intermediary Manager shall rely upon Dealer to perform all AML Program requirements, including but not limited to Customer Identification Program (“CIP”) requirements, with respect to all investors in the Offering that are customers of Dealer.

Dealer will submit to FinCEN any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. In connection therewith and notwithstanding anything contained to the contrary herein, Dealer agrees that it shall (i) disclose to the Intermediary Manager any potentially suspicious or unusual activity detected as part of the CIP being performed in connection with the purchase of Shares pursuant to this Agreement in order to enable the Intermediary Manager to file a suspicious activity report (“SAR”), as appropriate based on the Intermediary Manager’s judgment, and (ii) provide its books and records relating to its performance of CIP to the SEC, FINRA or authorized law enforcement agencies at their request.

Dealer shall, upon request by the Intermediary Manager, provide an annual certification to the Intermediary Manager that, as of the date of such certification, (1) it has implemented and is continuing to implement its AML Program and its OFAC Program, (2) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (3) it is currently in compliance with all AML Rules and OFAC requirements, and (4) that Dealer shall perform all of the specified requirements for CIP as required by 31 C.F.R. § 1023.220. Furthermore, upon request by the Intermediary Manager at any time, Dealer hereby agrees to furnish (a) a copy of its AML Program to the Intermediary Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program. Dealer agrees to notify the Intermediary Manager immediately if Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII. Privacy

Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Intermediary Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Intermediary Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.

XIII. Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. Dealer hereby agrees that so long as the Company is offering Shares under the Memorandum and the Company has not listed the Shares on a national securities exchange, Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Intermediary Manager.

XIV. Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then-current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV. Termination

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Intermediary Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Intermediary Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing or other transmission of such notice by the methods provided in Section XVII below.

The respective agreements and obligations of the Intermediary Manager and Dealer set forth in Sections IV, VI, VII, XIII through XVII and XXII through XXV of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI. Use of Company and Nuveen Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Intermediary Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use of Dealer of the name or identifying marks of the Company, the Intermediary Manager, or “Nuveen” (or any combination or derivation thereof). The Intermediary Manager reserves the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by Dealer that use the Company’s or Nuveen’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII. Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:
Nuveen Securities, LLC
Attn: Leigh Schuler
333 W. Wacker Dr. Chicago, IL 60606
Email: leigh.schuler@nuveen.com Copy to: legaldepartment@nuveen.com

If to Dealer:	To the address specified by Dealer herein.

XVIII. Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by Dealer and countersigned by the Intermediary Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XIX. No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Dealer as an employee, agent or representative of, or in association with or in partnership with, the Intermediary Manager, the Company or the other Dealers; instead, this Agreement shall only constitute Dealer as a dealer authorized by the Intermediary Manager to sell the Shares according to the terms set forth in the Memorandum as amended and supplemented and in this Agreement.

XX. ERISA Matters

The parties agree as follows:

(a) Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.

(b) To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Intermediary Manager, the Company, the Advisor, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Memorandum.

(d) To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) Dealer is independent of Intermediary Manager and Intermediary Manager is not undertaking to provide impartial investment advice to Dealer or its Retirement Customers.

XXI. Electronic Signatures and Electronic Delivery of Documents

If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, and FINRA (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Dealer will comply with all applicable the terms of the Electronic Signature Law; and (iv) Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit “B.”

If Dealer intends to use electronic delivery to distribute the Memorandum or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Intermediary Manager upon request.

XXII. Changes; Amendments

Except as specifically provided in this Section XXII, this Agreement may be changed or amended only by written instrument signed by all parties. This Agreement may be amended at any time by the Intermediary Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon the execution of the first transaction Dealer or its customer executes with the Company after receipt of the amendment (or sooner, if required to comply with applicable law) and the amendment shall not require the signature of Dealer in order to be effective.

XXIII. Entire Agreement

This Agreement (including any schedules and exhibits hereto) are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

XXIV. Successors and Assigns

No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

XXV. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement, including all exhibits. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

NUVEEN SECURITIES, LLC

By:
Name:
Title:

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. IDENTITY OF DEALER:

Company Name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the
State of:

Licensed as broker-dealer in all States:	Yes	No

If no, list all States licensed
as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to the Participating Dealer Agreement.

Name:

Company:

Address:

City, State
and Zip:

Telephone:

Fax:

Email:

AGREED TO AND ACCEPTED BY DEALER:

(Dealer’s Firm Name)
By:
Signature

Name:

Title:

Date:

SCHEDULE I

ADDENDUM TO PARTICIPATING DEALER AGREEMENT WITH NUVEEN SECURITIES, LLC

Name of Dealer:

The following reflects the selling commissions and Servicing Fees as agreed upon between Nuveen Securities, LLC (the “Intermediary Manager”) and Dealer, effective as of the effective date of the Participating Dealer Agreement (the “Agreement”) between the Intermediary Manager and Dealer in connection with the offering of Shares of Nuveen Farmland REIT (the “Company”).

Upfront Selling Commissions

Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by Dealer of Type S Shares, Type S-I Shares, Type S-II Shares, and Type D Shares that Dealer is authorized to sell and for services rendered by Dealer hereunder, the Intermediary Manager shall reallow to Dealer an upfront selling commission in an amount up to the percentage set forth below of the transaction price per share on such completed sales of Type S Shares, Type S-I Shares, Tyle S-II Shares, and Type D Shares as applicable, by Dealer. Dealer shall not receive selling commissions for sales of any DRIP Shares or for sales of Type A-I Shares, Type A- II Shares, or Type I Shares, whether in the offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the Subscription Agreement of such subscriber and the Company has thereafter distributed the selling commission to the Intermediary Manager in connection with such transaction.

Dealer may withhold the selling commissions to which it is entitled pursuant to the Agreement, this Schedule I and the Memorandum from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Intermediary Manager that: (i) Dealer is legally permitted to do so; and (ii) (A) Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions to which Dealer is entitled, to the Company or its agent; and (C) Dealer has verified that there are sufficient funds in the investor’s account with Dealer to cover the entire cost of the subscription. Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fee to Dealer is subject to terms and conditions set forth herein and the Memorandum as may be amended or supplemented from time to time. If Dealer elects to sell Type S Shares, Type S-I Shares, Type S-II Shares, and/or Type D Shares, eligibility to receive the Servicing Fee with respect to the Type S Shares, Type S-I Shares, Tyle S-II Shares, and/or Type D Shares, as applicable, sold by Dealer is conditioned upon Dealer acting and continuing to act as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non- distribution services, other than those primarily intended to result in the sale of Shares.

(i) the existence of an effective Participating Dealer Agreement or ongoing Servicing Agreement between the Intermediary Manager and Dealer, and

(ii) the provision of services with respect to the Type S Shares, Type S-I Shares, Type S-II Shares, and/or Type D Shares, as applicable, by Dealer, which may include one or more, without limitation and as appropriate, of the following:

1. assistance with recordkeeping, including maintaining records for and on behalf of Dealer’s customers reflecting transactions and balances of Shares owned,

2. transmitting stockholder communications to its customers from the Company or the Intermediary Manager, including the Memorandum, annual and periodic reports, and proxy statements,

3. establishing an account and providing ongoing account maintenance,

4. assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5. helping investors understand their investments,

6. share repurchase requests,

7. assistance with Share conversion processing, or

8. providing such other similar services as the stockholder may reasonably require in connection with its investment in the type of Shares.

Dealer hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services. Dealer agrees to promptly notify Intermediary Manager if it is no longer the broker-dealer of record with respect to some or all of the Type S, Type S-I, Type S-II, or Type D Shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Intermediary Manager will reallow to Dealer the Servicing Fee in an amount described below, on Type S Shares, Type S-I Shares, Type S-II Shares, or Type D Shares, as applicable, sold by Dealer. To the extent payable, the Servicing Fee will accrue monthly based on the Company’s then-current NAV of the Shares of such type and will be payable quarterly in arrears as provided in the Memorandum. All determinations regarding the total amount and rate of reallowance of the Servicing Fee, Dealer’s compliance with the listed conditions, and/or the portion retained by the Intermediary Manager will be made by the Intermediary Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Memorandum, upon the date when the Intermediary Manager is notified that Dealer is no longer the broker-dealer of record with respect to such Type S, Type S-I, Type S-II or Type D Shares or that Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Type S, Type S-I, Type S-II and/or Type D Shares, as applicable, shall cease, and Dealer shall not receive the Servicing Fee for any portion of the quarter in which Dealer is not eligible on the last day of the quarter; provided, however, if there is a change in the broker-dealer of record with respect to the Type S, Type S-I, Type S-II or Type D Shares, as applicable, made in connection with a change in the registration of record for the Type S, Type S-I, Type S-II or Type D Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Type S, Type S-I, Type S-II and/or Type D Shares, as applicable, for the portion of the quarter for which Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Type S, Type S-I, Type S-II and/or Type D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Intermediary Manager (“Servicing Agreement”) and such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. Dealer is not entitled to any Servicing Fee with respect to Type A-I Shares, Type A-II Shares, or Type I Shares. The Intermediary Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Intermediary Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of doubt, the Intermediary Manager may waive the Servicing Fee to the extent the Dealer or Servicing Dealer no longer provides services with respect to the Shares.

The Company and the Intermediary Manager shall cease paying the Servicing Fee with respect to any Type S Share, Type S-I Share, Type S-II Share, or Type D Share on the earlier to occur of the following: (a) a listing of Type I Shares, or (b) the Company’s merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets (except for any such transaction taken in connection with an internal restructuring transaction (including our conversion into another type of legal entity) or a Conversion Event (as defined in the Memorandum)).

General

Selling commissions, and Servicing Fees due to Dealer pursuant to this Agreement will be paid to Dealer within 30 days after receipt by the Intermediary Manager. Dealer, in its sole discretion, may authorize Intermediary Manager to deposit selling commissions, Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If Dealer so elects, Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed and Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such selling commissions and reallowed Servicing Fees from the Intermediary Manager and Dealer’s indemnity referred to in Section 4 of the Intermediary Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed Servicing Fees to Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, Dealer waives any and all rights to receive compensation, including the Servicing Fee, until it is paid to and received by the Intermediary Manager. Dealer acknowledges and agrees that, if the Company pays selling commissions or Servicing Fees, as applicable, to the Intermediary Manager, the Company is relieved of any obligation for selling commissions or Servicing Fees, as applicable, to Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Dealer for selling commissions or Servicing Fees, as applicable, the Company pays to Intermediary Manager but that Intermediary Manager fails to remit to Dealer. Dealer affirms that the Intermediary Manager’s liability for selling commissions payable and the Servicing Fee is limited solely to the proceeds of selling commissions and the Servicing Fee, as applicable, receivable from the Company and Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of the Servicing Fee, as applicable, due until such time as the Intermediary Manager is in receipt of the selling commission or Servicing Fee, as applicable, from the Company. Notwithstanding the above, Dealer affirms that, to the extent Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Intermediary Manager shall have liability for selling commissions payable to Dealer, and that Dealer is solely responsible for retaining the selling commissions due to Dealer from the subscription funds received by Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Due Diligence

In addition, as set forth in the Memorandum and as permitted under applicable law, rule and regulation, from time to time the Intermediary Manager or, in certain cases at the option of the Company, the Company, in its discretion, may elect to pay or reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer in connection with the Offering and approved in advance in writing by the Intermediary Manager. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Intermediary Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Memorandum, FINRA rules and other applicable laws and regulations.

Share Type Election

CHECK EACH APPLICABLE BOX BELOW IF DEALER ELECTS TO PARTICIPATE IN THE LISTED SHARE TYPE

☐ Type A-I Shares	☐ Type A-II Shares	☐ Type S Shares	☐ Type S-I Shares	☐ Type S-II Shares

☐ Type D Shares	☐ Type I Shares

The following reflects the selling commission and/or the Servicing Fee as agreed upon between the Intermediary Manager and Dealer for the applicable Share Type.

(Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Type S Share, Type S-I Share, or Type S-II Share sold in the offering	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Type S Shares, Type S-I Shares, or Type S-II Shares.

(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Type S Shares, Type S-I Shares, or Type S-II Shares sold by Dealer in the offering.

By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)	Upfront Selling Commission of up to 1.5% of the transaction price per Type D Share sold by Dealer in the offering.	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Type D Shares.

(Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Type D Shares sold by Dealer in an Offering.

By initialing here, Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“INTERMEDIARY MANAGER”

NUVEEN SECURITIES, LLC

By:

Name:

Title:
“DEALER”

(Print Name of Dealer)

By:

Name:

Title:

SCHEDULE II
TO
PARTICIPATING DEALER AGREEMENT WITH
NUVEEN SECURITIES, LLC

NAME OF ISSUER: Nuveen Farmland REIT

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

Dealer hereby authorizes the Intermediary Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Intermediary Manager in writing to cancel it. In the event that the Intermediary Manager or its agent deposits funds erroneously into Dealer’s account, the Intermediary Manager or its agent is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER”

(Print Name of Dealer)

By:

Name:

Title:

Date:

EXHIBIT A

TO FORM OF PARTICIPATING DEALER AGREEMENT

MST Intermediary Manager Agreement

EXHIBIT B

TO FORM OF PARTICIPATING DEALER AGREEMENT

Electronic Signature Use Indemnity Agreement

Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXI hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Intermediary Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with Dealer’s representations or covenants set forth in Section XXI hereof or the representations described below.

Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXI hereof. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.